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                                EXHIBIT 2.02

                          ARTICLES OF AMENDMENT TO

                        ARTICLES OF INCORPORATION OF

                        BOOK CORPORATION OF AMERICA






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                           ARTICLES OF AMENDMENT

                                     TO

                         ARTICLES OF INCORPORATION

                                     OF

                        BOOK CORPORATION OF AMERICA

     Book Corporation of America, a Utah corporation organized under the laws of the State of Utah, November 22, 1978, hereby adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Utah Code Annotated, Section 16-10-54.

                                     I

     The Articles of Incorporation shall be amended to read as follows:

                                ARTICLE IV

     AUTHORIZED SHARES   The aggregate number of shares which the
Corporation shall have the authority to issue is 100,000,000 shares of
common voting stock having a par value of $.005 per share.   When issued
said shares shall be fully paid and non-assessable.

                                     II

 The date of the adoption of the foregoing amendments by the shareholders was October 10, 1988.

                                    III

     The number of shares outstanding in the Corporation is 114,997,000. The number of shares entitled to vote on the amendment is 114,997,000. All stock in the Corporation is entitled to one vote per share for each matter coming before the meeting of the shareholders.

                                    IV

     The number of shares that voted in favor of the above amendments was
100,100,000.    The number of shares that voted against the above
amendments was 0.

                                     V

     Pursuant to resolution duly adopted by the Board of Directors and by the shareholders of the Corporation on October 10, 1988, the 114,997,000 outstanding shares of the Corporation were reverse split 50 to 1, leaving the aggregate number of 2,299,940 common shares of $.005 par value issued and outstanding in the Corporation with a stated capital of $11,497.70. The Board of Directors and shareholders have also approved the issuance of an additional 5,000,000 shares, raising the issued and outstanding shares of the Corporation to 7,299,940, with a stated capital of $36,497.70.

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     DATED this 10th day of October, 1988.

                                   BOOK CORPORATION OF AMERICA
                                   By: /s/ Philip Yordan
                                   -------------------------------------
                                   Philip Yordan, President

Attest: By: /s/ Daniel Yordan
     ---------------------------
     Daniel Yordan





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STATE OF CALIFORNIA      )
                         : ss
COUNTY OF SAN DIEGO      )


     I, Maria J. Da Luz, a Notary- Public, do hereby certify that on this 15th day of November 1988, personally appeared before me Philip Yordan, who being duly sworn, declared that he is, respectively, the President and Secretary of the Corporation, and that he signed the foregoing document as President and Secretary, and that the statements contained therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of November, 1988.

                                        By: /s/ Maria J. Da Luz
                                        --------------------------------
                                        NOTARY PUBLIC
                                        Residing in:
My Commission Expires: 7-2-91


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